Exhibit 99.1

Yum China Provides Update on the First Quarter 2022 Business Performance

Amid the Latest COVID-19 Development in China

Shanghai, China (March 14, 2022) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today updated its first quarter 2022 business performance in light of the recent COVID-19 development in China.

As we mentioned in the fourth quarter earnings release, same-store sales in January 2022 improved modestly from the fourth quarter, but were still down year over year, compared to the comparable Chinese New Year Holiday period in 2021. Entering March, the situation has rapidly deteriorated with the highly transmissible Omicron variant causing outbreaks across China, including economically important regions of Guangdong, Shanghai, Shandong and Jilin. Daily cases have hit a two-year high. Quarter-to-date case counts for 2022 have surpassed that of full year 2021. Stricter preventive health measures and containment measures have been observed nationwide, including multiple rounds of city-wide testing and partial or complete city lockdowns.

Our operations are significantly impacted by the latest outbreaks and the tighter public health measures which resulted in a further reduction of social activities, travelling and consumption. Although the situation is still rapidly developing, we are providing the following first quarter 2022 update based on latest trends:

•	Same-store sales
o	Decreased approximately 4% year over year for the two months combined in January and February.
o	Decreased approximately 20% year over year for the first two weeks of March and is still trending down in recent days.
•	Operating profit
o	Declined approximately 20% year over year for the two months combined in January and February, primarily due to the significant sales deleveraging and cost inflation.
o	Based on the latest trend, we currently estimate that Operating profit for the first quarter to be in the range of $165 to $200 million.
•	Stores temporarily closed or offered only takeaway and delivery services
o	Over 500 stores at the peak in January 2022.
o	Over 1,100 stores as of March 13, 2022.
•	Total store count reached 12,163 as of February 28, 2022, with 375 net new store openings for the two months combined in January and February.

Joey Wat, CEO of Yum China, commented, “As the country battles the surge in COVID-19 cases, we are staying vigilant to ensure the health and safety of our employees and customers. We will keep our restaurants open and provide food services to customers wherever it is possible and safe to do so. Our robust supply chain management has shielded us from material business disruptions. We will continue to drive sales especially in delivery and takeaway occasions. We will also manage costs diligently, and adjust our operations as well as promotion offers as the situation evolves. With our resilient business models, operational excellence and leading digital and delivery capabilities, we are confident we will overcome this challenging and volatile situation. We will continue to execute our RGM strategic framework to fortify resilience, accelerate growth and widen our strategic moat. We believe that this combination of efforts will enable us to drive long-term growth and generate substantial shareholder value in the years ahead.”

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as "expect," "expectation," "believe," "anticipate," "may," "could," "intend," "belief," "plan," "estimate," "target," "predict," "project," "likely," "will," "continue," "should," "forecast," "outlook" or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investment, dividend and share repurchase plans, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, the expected impact of the COVID-19 pandemic, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China's business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic and regional outbreaks caused by existing or new COVID-19 variants, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, Huang Ji Huang, East Dawning and COFFii & JOY concepts outright. In addition, Yum China has partnered with Lavazza to explore and develop the Lavazza coffee shop concept in China. The Company had 11,788 restaurants in over 1,600 cities at the end of December 2021.

In 2021, Yum China ranked # 363 on the Fortune 500 list and was named to TIME100 Most Influential Companies list. Yum China has also been selected as member of both Dow Jones Sustainability Indices (DJSI): World Index and Emerging Market Index. In 2022, the Company was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2022 in China by the Top Employers Institute, both for the fourth consecutive year. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 /+852 2267 5801 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com